Exhibit 10.2
SETTLEMENT AGREEMENT AND RELEASE
     This Separation Agreement and Release (the “Agreement”) is entered into between ZipRealty, Inc. (the “Company”), on the one hand and Thomas M. Perrault (the “Executive”) on the other hand with reference to the following facts:
WHEREAS:
     Executive was employed by the Company.
     On or about December 5, 2006 Executive and Company entered into an Employment Agreement.
     On or about December 8, 2006 Executive and Company entered into an Executive Proprietary Information Agreement (the “Confidentiality Agreement”).
     Company and Executive entered into a Stock Option Agreement for stock granted on or about January 12, 2007 (the “Stock Option Agreement”), granting Executive the option to purchase shares of the Company’s common stock (the “Options”) subject to the terms and conditions of the Company’s 1999 Stock Plan (the “1999 Plan”) and 2004 Equity Incentive Plan (the “2004 Plan” and together with the 1999 Plan, the “Plans”), as applicable, and the Stock Option Agreement.
     Executive’s employment relationship with the Company terminated on or about September 26, 2007 (the “Termination Date”).
COVENANTS
     It therefore is agreed by and between the undersigned as follows:
     1. Each of the undersigned executes and enters into this Agreement in consideration of each and all of the agreements made and undertaken by each of the undersigned as follows:
a)	The Company agrees to pay Employee the lump sum equivalent of 24 weeks of his base salary at the rate of $3,692 per week, less applicable withholding, in accordance with the Company’s regular payroll practices. This payment will be made to Employee within ten (10) business days after the Effective Date of this Agreement.

b)	The Parties agree that for purposes of determining the number of shares of the Company’s common stock which Executive is entitled to purchase from the Company, pursuant to the exercise of outstanding options, the Executive will be considered to have vested only up to the Termination Date. Executive acknowledges that as of the Termination Date, he will have vested in zero options.

c)	Upon the final date of Executive’s employment with Company, he was paid all accrued, unused vacation and agrees that by these payments, he received from Company each and all of the employment benefits, compensation, wages, vacation pay, and other monies due and owing to him from Company, except as provided herein.

d)	Executive’s health insurance benefits ceased on the Termination Date, subject to Executive’s right to continue his health insurance under COBRA. Executive’s participation in all other benefits and incidents of employment ceased on the Termination Date. Executive ceased accruing Executive benefits, including but not limited to, vacation time and paid time off, as of the Termination Date.

e)	Executive shall continue to maintain the confidentiality of all confidential and proprietary information of the Company and shall continue to comply with the terms and conditions of the Confidentiality Agreement between Executive and the Company. Executive has returned all of the Company’s property and confidential and proprietary information in his possession to the Company. By signing this Agreement, Executive represents and declares under penalty of perjury under the laws of the state of California that he has returned all Company property.
     2. Executive and Company agree that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its owners, related entities, officers, directors, employees, agents, representatives and shareholders (collectively the “Company Releasees”) and owed to the Company Releasees by the Executive. Executive, on his own behalf, and on behalf of his respective heirs, family members, executors, agents, assigns (collectively the “Executive Releasees”), does hereby fully and forever release and discharge the Company Releasees and Company Releasees do hereby fully and forever release and discharge the Executive Releasees of and from, and agree not to sue concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that either Executive Releasees or Company Releasees may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement, including without limitation:
a)	any and all claims relating to or arising from Executive’s employment relationship;

b)	any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c)	any and all claims under the law of any jurisdiction including, but not limited to, breach of fiduciary duty, wrongful discharge of employment, constructive discharge from employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract, both express and implied, breach of the covenant of good faith and fair dealing, both express and implied; promissory estoppel, negligent and intentional infliction of emotional distress, negligent and intentional misrepresentation, negligent and intentional interference with prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, fraud, misrepresentation, assault, battery invasion of privacy, false imprisonment and conversion;

d)	any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Executive Retirement Income Security Act of 1974, the Worker Adjustment Retraining and Notification Act, the Older Workers Benefit Protection Act; the California Fair Employment and Housing Act, the California Labor Code;

e)	any and all claims for violation of the federal or any state constitution;

f)	any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g)	any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of the proceeds received by Executive as a result of this Agreement; and

h)	any and all claims for attorneys’ fees and costs.
The Company and Executive agree that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. Notwithstanding the foregoing, this Agreement does not waive rights or claims that may arise after the date the Agreement is executed by Executive and does not restrict or limit Executive’s right to challenge the validity of this Agreement. Nor does this Agreement waive rights or claims under federal or state law that Executive cannot waive by private agreement. Additionally, nothing in this Agreement precludes Executive from filing a charge or complaint with or participating in any investigation or proceeding before any federal or state agency, including the Equal Employment Opportunity Commission. However, while Executive may file a charge and participate in any proceeding conducted by a state or federal agency, by signing this Agreement, Executive waives his right to bring a lawsuit against Releasees and waives his right to any individual monetary recovery in any action or lawsuit initiated by a federal or state agency, such as the Equal Employment Opportunity Commission.

     3. Executive and Company represent that each party is not aware of any claim by him or it other than the claims that are released by this Agreement. Executive and Company acknowledge that he/it has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS/HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM/HER MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.
     Executive and Company, being aware of said code section, agree to expressly waive any rights he/it may have under the above principal or any statute or common law principals of similar effect.
     4. Executive acknowledges that he is waiving and releasing any rights he may have under the Age Discrimination in Employment Act of 1967 (“ADEA”) and that this waiver and release is knowing and voluntary. Executive and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Executive acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that he has been advised in writing that:
a)	he should consult with an attorney prior to executing this Agreement;

b)	he has up to twenty-one (21) days within which to consider this Agreement;

c)	he has seven (7) days following his execution of this Agreement to revoke the Agreement;

d)	this Agreement shall not be effective until the revocation period has expired; and

e)	nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs from doing so, unless specifically authorized by federal law.
     Each of the undersigned agrees that none of the releases set forth herein releases any claims arising out of obligations set forth in this Agreement.
     5. This Agreement is effective after it has been signed by both parties and after (8) days have passed since Executive signed the Agreement (the “Effective Date”).

     6. The Parties agree that any and all disputes arising out of the terms of this Agreement, their interpretation, and any of the matters herein released, shall be subject to binding arbitration in Alameda County, California before the American Arbitration Association under its National Rules for the Resolution of Employment Disputes of California Code of Civil Procedure. In the event of any legal action relating to or arising out of this Agreement, the prevailing party shall be entitled to recover from the losing party its attorneys’ fees and costs incurred in that action to the extent permissible by law. The parties agree that the prevailing party in any arbitration shall be entitled to injunctive relief in any court of competent jurisdiction to enforce the arbitration award. The Parties hereby agree to waive their right to have any dispute between them resolved in a court of law by a judge or jury. This paragraph will not prevent either party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of their dispute relating to Executive’s obligations under this Agreement.
     7. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or application of the Agreement which can be given effect without the invalid provisions or application and to this end the provisions of this Agreement are declared to be severable.
     8. Executive agrees that the substance of this Agreement or any part thereof is strictly confidential and will not be disclosed or discussed by Executive without prior written permission from the Company, to or with any person whomsoever, with the exception only of the Executive’s immediate family members, attorneys retained by the Executive, accountants, tax consultants, and/or duly designated taxing authorities of the government of the United States of America and the government of the State of California, or except pursuant to a subpoena issued by a state or federal court or agency or as required by the Freedom of Information Act (the “Disclosees”). Executive further agrees that he will not, without the prior written permission of the other parties, directly or indirectly, disclose to any person whomsoever, with the sole exception of the Disclosees, any information regarding the substance of any part of this Agreement. Executive specifically agrees that, if questioned by any person whomsoever, other than the Disclosees, concerning the substance of this Agreement and/or any part of this Agreement, he will respond only that, “We have resolved our differences.”
     9. Executive specifically agrees that each and all of the terms and provisions in paragraph 8 are of the essence of this Agreement and shall be strictly and consistently observed by the parties for any and all purposes whatsoever and as to any and all third persons whomsoever, with the sole exception of the Disclosees. Executive further agrees that any disclosures in violation of the foregoing shall constitute and be treated as a material violation and breach of this Agreement. Executive understands that in exchange for the payment of the above-mentioned consideration, Executive agrees to keep confidential and not publicize, or cause to be publicized, or communicate in any manner, any information whatsoever concerning the final resolution and settlement of this matter, including the existence of this Agreement, and facts or allegations of the dispute as described herein, to any person or entity, public, private, governmental, or regulatory, except as is necessary for tax purposes, and specifically bars, but is not limited to, publication in any form of radio, television, print media, whether newspapers, magazines and/or professional journals, or by any computer network including, but not limited to, the Internet, World Wide Web (“WWW”), e-mail, public or private chat rooms or bulletin boards, or similar media, with the understanding that such confidentiality is bargained for consideration by the Company in the release herein. This Agreement of confidentiality extends to Executive’s attorneys, heirs, agents, and their representatives.
     10. Executive and Company represent and warrant that henceforth each party will refrain from making or publishing any derogatory or disparaging remarks or statements, oral or written, to any third parties about the other party and the Releasees. Executive specifically agrees that the terms of this paragraph are material and are of the essence of this Agreement and shall be strictly and consistently observed by the parties.
     11. This Agreement contains the entire agreement of the undersigned with respect to the matters covered by this Agreement and no promise made by any party or by an officer, attorney, or agent of any party that is not expressly contained in this Agreement shall be binding or valid. This Agreement supersedes any prior agreement between the parties with the exception of the Confidentiality Agreement, the Plans and the Stock Option Agreements. Additionally, any modification of any provision of this Agreement, to be effective, must be in writing and signed by both parties.
     12. This Agreement shall be governed by and construed under the laws of the State of California.
     13. This Agreement may be executed by facsimile and in counterparts, and the counterparts, taken together, shall constitute the original.
     14. Each of the undersigned executing this Agreement on behalf of a party represents and warrants that he or she is a duly appointed agent or duly elected officer of the party and is fully authorized to execute this Agreement on that party’s behalf.

     15. Each party to this Agreement has consulted with, or had the opportunity to consult with, legal and tax counsel concerning all paragraphs of this Agreement. Each party has read the Agreement and has been fully advised by legal counsel with respect to the rights and obligations under the Agreement, or has had the opportunity to obtain such advice. Each party is fully aware of the intent and legal effect of the Agreement, and has not been influenced to any extent whatsoever by any representation or consideration other than as stated herein. After consultation with and advice from, or the opportunity for consultation with and advice from, legal counsel, each party voluntarily enters into this Agreement.

DATED: January 23, 2008	/s/ Thomas M. Perrault
Thomas M. Perrault

DATED: January 23, 2008	ZipRealty, Inc.
	By:	/s/ J. Patrick Lashinsky
J. Patrick Lashinsky
Chief Executive Officer